Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Epazz, Inc.
Chicago, Illinois

We hereby consent to the incorporation in this Amendment No. 2 to the Registration Statement on Form SB-2 our report dated March 22, 2007 relating to the financial statements as of December 31, 2006 and the years ended December 31, 2006 and 2005, included herein.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

August 1, 2007